                                                                                 Exhibit 3.2
                                                      BY-LAWS
                                                        OF
                                       O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                                             (A Delaware Corporation)

                                                     ARTICLE I

                                                      Offices

                  SECTION 1.  Registered Office.  The registered office of
the Corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

                  SECTION 2.  Other Offices.  The principal office of the
Corporation shall be at 1900 Gulf Street, Lamar, Missouri 64759.
The Corporation may also have an office or offices other than said registered and principal offices at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the
Corporation may require.

                                                    ARTICLE II

                                             Meetings of Stockholders

                  SECTION 1.  Place of Meetings.  All meetings of the
stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

                  SECTION 2.  Annual Meeting.  The annual meeting of
stockholders, commencing with the year 1994, shall be held at 10:00
A.M. on the second Thursday in November, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated
in the notice of meeting or in a duly executed waiver thereof.  At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

                  SECTION 3.  Special Meetings.  Special meetings of
stockholders, for any purpose or purposes, unless otherwise
prescribed by statute or the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the Chief
Executive Officer or the President, and shall be called by the
Secretary at the request in writing of a majority of the Board of
Directors.  Such request shall state the purpose or purposes of the proposed meeting.

                  SECTION 4.  Notice of Meetings.  Except as otherwise
expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten
(10) nor more than sixty (60) days before the date of the meeting.
Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.  Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation.  Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy.  Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

                  SECTION 5.  List of Stockholders.  The officer who has
charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the
meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder.
Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city, town or village where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held.
The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 6.  Quorum, Adjournments.  The holders of a
majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 7.  Organization.  At each meeting of
stockholders, the Chairman of the Board, if one shall have been elected, or, in his absence or if one shall not have been elected, the Chief Executive Officer shall act as chairman of the meeting.
The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

                  SECTION 8.  Order of Business.  The order of business at
all meetings of the stockholders shall be as determined by the chairman of the meeting.

                  SECTION 9.  Voting.  Except as otherwise provided by
statute or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the Corporation standing in his name on the record of stockholders of the
Corporation:

                           (a)  on the date fixed pursuant to the provisions of
                  Section 7 of Article V of these By-Laws as the record
                  date for the determination of the stockholders who shall
                  be entitled to notice of and to vote at such meeting; or

                           (b)  if no such record date shall have been so
                  fixed, then at the close of business on the day next
                  preceding the day on which notice thereof shall be given,
                  or, if notice is waived, at the close of business on the
                  date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.  When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present and voting, in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted and the number of votes to which each share is entitled.

                  SECTION 10.  Inspectors.  The Board of Directors may, in
advance of any meeting of stockholders, appoint one or more
inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall
determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or
consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all
stockholders.  On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of an election of directors.
Inspectors need not be stockholders.

                  SECTION 11.  Notice of Stockholder Proposals.  (a) At an
annual meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this Section 11 of these By-Laws.  For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the
Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the
stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such
stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the
stockholder in such proposal.

                  (b)      If the presiding officer of the annual meeting
determines that a stockholder proposal was not made in accordance with the terms of this Section 11, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

                  (c)      This provision shall not prevent the consideration
and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless brought before the meeting as herein provided.

                  (d)  Any stockholder seeking to bring a proposal before
an annual meeting of the Corporation shall continue to be subject, to the extent applicable, to the requirements of Section 14(a) of the Securities Exchange Act of 1934, as amended, the regulations thereunder and the requirements of this Section 11.

                  SECTION 12.  Denial of Action by Consent of Stockholders.
No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                                    ARTICLE III

                                                Board of Directors

                  SECTION 1.  General Powers.  The business and affairs of
the Corporation shall be managed by or under the direction of the
Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of
Incorporation directed or required to be exercised or done by the stockholders.

                  SECTION 2.  Number, Qualifications, Election and Term of
Office.  (a) The number of directors constituting the initial Board of Directors shall be three (3).  Thereafter, the number of
directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation (as
determined in accordance with these By-Laws), but in no event shall the number of directors be fewer than three (3) nor more than eleven (11).  No director need be a stockholder.

                     (b)  The directors shall be divided into three (3)
classes (I, II and III), as nearly equal in number as possible, and no class shall include less than one (1) director.  The initial term of office for members of Class I shall expire at the annual meeting of stockholders in 1994; the initial term of office for members of Class II shall expire at the annual meeting of
stockholders in 1995; and the initial term of office for members of
Class III shall expire at the annual meeting of stockholders in
1996.  At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third (3rd) succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified.
In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be so classified that all classes of directors have as nearly equal numbers of directors as may be possible.  In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as may be possible.  No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

                  SECTION 3.  Place of Meetings.  Meetings of the Board of
Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

                  SECTION 4.  Annual Meeting.  The Board of Directors shall
meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held.  In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article
III.

                  SECTION 5.  Regular Meetings.  Regular meetings of the
Board of Directors shall be held at such time and place as the
Board of Directors may fix.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

                  SECTION 6.  Special Meetings.  Special meetings of the
Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the
Corporation or by the Chief Executive Officer or the President.

                  SECTION 7.  Notice of Meetings.  Notice of regular
meetings of the Board of Directors need not be given except as otherwise required by law or these By-Laws.  Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice shall be
required, shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting.  Except as otherwise required by these
By-Laws, such notice need not state the purposes of such meeting.
Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twelve (12) hours before the meeting if by telephone or by being personally delivered or sent by telex, telecopy,
telegraph, or similar means or (b) two (2) days before the meeting if delivered by mail to the director's residence or usual place of business.  Such notice shall be deemed to be delivered when
deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, telegraph or similar means.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records.  The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or
transacting business at the meeting.

                  SECTION 8.  Director Nominations.  Nominations for the
election of directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors
generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of
stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e)
the consent of each nominee to serve as a director of the
Corporation if so elected.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  SECTION 9.  Quorum and Manner of Acting.  A majority of
the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the
Certificate of Incorporation or these By-Laws, the act of a
majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such.

                  SECTION 10.  Organization.  At each meeting of the Board
of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the Chief Executive Officer (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat.
The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

                  SECTION 11.  Resignations.  Any director of the
Corporation may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 12.  Vacancies.  Newly created directorships
resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death,
resignation, retirement, disqualification, removal from office or any other cause may be filled by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director.  Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

                  SECTION 13.  Compensation.  The Board of Directors shall
have authority to fix the compensation, including fees and
reimbursement of expenses, of directors for services to the
Corporation in any capacity.

                  SECTION 14.  Committees.  The Board of Directors may, by
resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the
Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Except to the extent restricted by statute or the Certificate of
Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it.
Each such committee shall serve at the pleasure of the Board of
Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

                  SECTION 15.  Action by Consent.  Unless restricted by the
Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the
proceedings of the Board of Directors or such committee, as the case may be.

                  SECTION 16.  Telephonic Meeting.  Unless restricted by
the Certificate of Incorporation, any one or more members of the
Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

                                                    ARTICLE IV

                                                     Officers

                  SECTION 1.  Number and Qualifications.  The officers of
the Corporation shall be elected by the Board of Directors and shall include the Chief Executive Officer, the President, one or more Vice-Presidents, the Secretary and the Treasurer.  If the
Board of Directors wishes, it may also elect as an officer of the
Corporation a Chairman of the Board and may elect other officers
(including one or more Assistant Treasurers and one or more
Assistant Secretaries) as may be necessary or desirable for the business of the Corporation.  Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws.

                  SECTION 2.  Resignations.  Any officer of the Corporation
may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become
effective shall not be specified therein, immediately upon receipt.
Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

                  SECTION 3.  Removal.  Any officer of the Corporation may
be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof.

                  SECTION 4.  Chairman of the Board.  The Chairman of the
Board, if one shall have been elected, shall be a member of the
Board, an officer of the Corporation and, if present, shall preside at each meeting of the Board of Directors or the stockholders.  He shall advise and counsel with the Chief Executive Officer and the
President, and in their absence with other executives of the
Corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 5.  The Chief Executive Officer.  The Chief
Executive Officer shall be the chief executive officer of the
Corporation.  He shall, in the absence of the Chairman of the Board or if a Chairman of the Board shall not have been elected, preside at each meeting of the Board of Directors or the stockholders.  He shall perform all duties incident to the office of chief executive officer, and have authority over the business and affairs of the
Corporation and over its officers, agents and employees, subject to the control and direction of the Board of Directors, and shall have such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 6.  The President.  The President shall be the
chief operating officer of the Corporation.  He shall perform all duties incident to the office of President, and be responsible for the general direction of the operations of the business, reporting to the Chief Executive Officer, and shall have such other duties as may from time to time be assigned to him by the Board of Directors.
At the request of the Chief Executive Officer, or in his absence or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief
Executive Officer in respect of the performance of such duties.

                  SECTION 7.  Vice-President.  Each Vice-President shall
perform all such duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the
President.  At the request of the Chief Executive Officer or the
President, or in their absence or in the event of their inability to act or their failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), the
Vice-President, or if there shall be more than one, the
Vice-Presidents in the order determined by the Board of Directors
(or if there be no such determination, then the Vice-Presidents in the order of their election), shall perform the duties of the Chief
Executive Officer or the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the
Chief Executive Officer or the President in respect of the
performance of such duties.

                  SECTION 8.  Treasurer.  The Treasurer shall

                           (a)  have charge and custody of, and be responsible
                  for, all the funds and securities of the Corporation;

                           (b)  keep full and accurate accounts of receipts and
                  disbursements in books belonging to the Corporation;

                           (c)  deposit all moneys and other valuables to the
                  credit of the Corporation in such depositaries as may be
                  designated by the Board of Directors or pursuant to its
                  direction;

                           (d)  receive, and give receipts for, moneys due and
                  payable to the Corporation from any source whatsoever;

                           (e)  disburse the funds of the Corporation and
                  supervise the investments of its funds, taking proper
                  vouchers therefor;

                           (f)  render to the Board of Directors, whenever the
                  Board of Directors may require, an account of the
                  financial condition of the Corporation; and

                           (g)  in general, perform all duties incident to the
                  office of Treasurer and such other duties as from time to
                  time may be assigned to him by the Board of Directors.

                  SECTION 9.  Secretary.  The Secretary shall

                           (a)  keep or cause to be kept in one or more books
                  provided for the purpose, the minutes of all meetings of
                  the Board of Directors, the committees of the Board of
                  Directors and the stockholders;

                           (b)  see that all notices are duly given in
                  accordance with the provisions of these By-Laws and as
                  required by law;

                           (c)  be custodian of the records and the seal of the
                  Corporation and affix and attest the seal to all
                  certificates for shares of the Corporation (unless the
                  seal of the Corporation on such certificates shall be a
                  facsimile, as hereinafter provided) and affix and attest
                  the seal to all other documents to be executed on behalf
                  of the Corporation under its seal;

                           (d)  see that the books, reports, statements,
                  certificates and other documents and records required by
                  law to be kept and filed are properly kept and filed; and

                           (e)  in general, perform all duties incident to the
                  office of Secretary and such other duties as from time to
                  time may be assigned to him by the Board of Directors.

                  SECTION 10.  The Assistant Treasurer.  The Assistant
Treasurer, or if there shall be more than one, the Assistant
Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their
election), shall, in the absence of the Treasurer or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of
Directors), perform the duties and exercise the powers of the
Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

                  SECTION 11.  The Assistant Secretary.  The Assistant
Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability to act or his failure to act (in violation of a duty to act or in contravention of direction to act by the Board of Directors), perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be
assigned by the Board of Directors.

                  SECTION 12.  Officers' Bonds or Other Security.  If
required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of
Directors may require.

                  SECTION 13.  Compensation.  The compensation of the
officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

                                                     ARTICLE V

                                       Stock Certificates and Their Transfer

                   SECTION 1.  Stock Certificates.  Every holder of stock
in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the
Board, the Chief Executive Officer or the President or a
Vice-President and by the Treasurer or an Assistant Treasurer or
the Secretary or an Assistant Secretary of the Corporation,
certifying the number of shares owned by him in the Corporation.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the
qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the
Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications,
limitations or restrictions of such preferences and/or rights.

                  SECTION 2.  Facsimile Signatures.  Where a certificate is
signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, Chief Executive
Officer, President, Vice-President, Treasurer, Assistant Treasurer,
Secretary or Assistant Secretary upon such certificate may be facsimiles engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such
officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  SECTION 3.  Lost Certificates.  The Board of Directors
may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the
Corporation alleged to have been lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the
Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                  SECTION 4.  Transfers of Stock.  Upon surrender to the
Corporation or the transfer agent of the Corporation of a
certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records;  provided, however, that the
Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

                  SECTION 5.  Transfer Agents and Registrars.  The Board of
Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

                  SECTION 6.  Regulations.  The Board of Directors may make
such additional rules and regulations, not inconsistent with these
By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the
Corporation.

                  SECTION 7.  Fixing the Record Date.  In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other
distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of
Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 8.  Registered Stockholders.  The Corporation
shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                                    ARTICLE VI

                                     Indemnification of Directors and Officers

                   SECTION 1.  General.  The Corporation shall indemnify
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or
investigative (other than an action by or in the right of the
Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or
proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any
criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2.  Derivative Actions.  The Corporation shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 3.  Indemnification in Certain Cases.  To the
extent that a director, officer, employee or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in
connection therewith.

                  SECTION 4.  Procedure.  Any indemnification under
Sections 1 and 2 of this Article VI (unless ordered by a court)
shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such
Sections 1 and 2.  Such determination shall be made (a) by the
Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action,  suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  SECTION 5.  Advances for Expenses.  Expenses incurred in
defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VI.

                  SECTION 6.  Rights Not Exclusive.  The indemnification
and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking
indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  SECTION 7.  Insurance.  The Corporation shall have power
to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a
director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                  SECTION 8.  Definition of Corporation.  For the purposes
of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving
corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                  SECTION 9.  Survival of Rights.  The indemnification and
advancement of expenses provided by, or granted pursuant to this
Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  SECTION 10.  Article VI Deemed a Contract.  The foregoing
provisions of this Article VI shall be deemed to be a contract between the Corporation and each person who serves in any capacity specified in this Article VI at any time while this Article VI, as amended, is in effect, and any repeal or modification of this
Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, prosecution, suit or proceeding theretofore or
thereafter brought based in whole or in part upon any such state of facts.

                                                    ARTICLE VII

                                                General Provisions

                   SECTION 1.  Dividends.  Subject to the provisions of
statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the
Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the
Corporation, unless otherwise provided by statute or the
Certificate of Incorporation.

                  SECTION 2.  Reserves.  Before payment of any dividend,
there may be set aside out of any funds of the Corporation
available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the
Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of
Directors may modify or abolish any such reserves in the manner in which it was created.

                  SECTION 3.  Seal.  The seal of the Corporation shall be
in such form as shall be approved by the Board of Directors, which form may be changed by resolution of the Board of Directors.

                  SECTION 4.  Fiscal Year.  The fiscal year of the
Corporation shall be June 30, which fiscal year may be changed by resolution of the Board of Directors.

                  SECTION 5.  Checks, Notes, Drafts, Etc.  All checks,
notes, drafts or other orders for the payment of money of the
Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

                  SECTION 6.  Execution of Contracts, Deeds, Etc.  The
Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages,
contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                  SECTION 7.  Voting of Stock in Other Corporations.
Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the
President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other
corporation, any of whose shares or securities may be held by the
Corporation, at meetings of the holders of the shares or other securities of such other corporation.  In the event one or more attorneys or agents are appointed, the Chairman of the Board, the
Chief Executive Officer or the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board, the Chief
Executive Officer or the President may, or may instruct the
attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other
instruments as may be necessary or proper in the circumstances.

                                                   ARTICLE VIII

                                                    Amendments

                  These By-Laws may be amended or repealed or new by-laws
adopted only (a) by the affirmative vote of stock representing at least eighty percent (80%) of the voting power of the then
outstanding voting stock of the Corporation entitled to vote thereon at any annual or special meeting of stockholders, voting as a single class; provided that the notice of such meeting of
stockholders, whether regular or special, shall specify as one of the purposes thereof the making of such amendment, repeal or adoption or (b) if the Certificate of Incorporation so provides, by action of the Board of Directors at a regular or special meeting thereof.  Any by-law made by the Board of Directors may be amended or repealed by the affirmative vote of at least eighty percent
(80%) of the voting stock of the Corporation at any annual or special meeting of stockholders; provided that the notice of such meeting of stockholders, whether regular or special, shall specify as one of the purposes thereof the making of such amendment or repeal.